Exhibit 99.1

TILT Holdings Announces Pending Delisting from Cboe Canada

SCOTTSDALE AZ, November 14, 2025 -- TILT Holdings Inc. (“TILT” or the “Company”) (Cboe CA: TILT) (OTCID: TLLTF), a global provider of cannabis business solutions including inhalation technologies, cultivation, manufacturing, processing, brand development and retail, announced that, following its announcement on November 7, 2025 that the Supreme Court of British Columbia had issued an initial order granting the Company protection under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended., trading in the securities of TILT were suspended.

On November 7, 2025, the Company received a letter (the “Notice Letter”) from Cboe Canada Inc. (“Cboe”) notifying the Company that, in accordance with Section 11.03 of the Cboe listing manual (the “Listing Manual”), trading in the Company’s common shares was suspended as of November 7, 2025. Cboe has also issued a bulletin to that effect. Additionally, on November 7, 2025, the Company’s securities were halted from quotation on the OTCID marketplace operated by OTC Markets Group, Inc.

The Notice Letter also stated that the Company’s common shares will be officially delisted as of November 18, 2025. There can be no assurance that the suspension will be lifted prior to the delisting.

About TILT

TILT is dedicated to helping cannabis businesses build their brands. Through a diverse portfolio of companies providing technology, hardware, cultivation and production, TILT services brands and cannabis retailers across North America, South America, Israel and the European Union. TILT’s core business is Jupiter Research LLC, a wholly-owned subsidiary and leader in the vaporization segment focused on hardware design, research, development and manufacturing. Jupiter recently received EU medical device certification for Europe's first handheld liquid inhalation device. Additionally, TILT operates Commonwealth Alternative Care, Inc., Inc. in Massachusetts, and Standard Farms Ohio, LLC in Ohio and is the permit holder of record for Standard Farms LLC in Pennsylvania. TILT is headquartered in Scottsdale, Arizona. For more information, visit www.tiltholdings.com.

Forward-Looking Information

This news release contains forward-looking information and statements (together, “forward-looking information”) under applicable Canadian and U.S. securities laws which are based on current expectations. Forward-looking information is provided for the purpose of presenting information about TILT management’s current expectations and plans relating to the future and readers are cautioned that such statements may not be appropriate for other purposes. Forward-looking information may include, without limitation, our future financial condition and results of operations; our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern; estimates of future capital expenditures; our future revenues, cash flows and expenses; our plans to dispose of non-core plant touching assets; our appointment of the monitor; our ability to complete the restructuring process, including the implementation of the plan; our plans to restructure and refinance the senior notes and the indebtedness outstanding under our credit agreement; our plans to reestablish Jupiter Research and otherwise complete a comprehensive restructuring; our plans to complete a new debtor-in-possession credit facility and new replacement senior secured credit facility; our plans and expectations with respect to the operation of our business and ability to satisfy our obligations and payables during the restructuring; the future delisting of our common shares on the Cboe Canada Exchange and OTCID in the United States; our future business strategy and other plans and objectives for future operations; the success of our new innovations and newly certified medical devices, our future development opportunities and production mix; strengthening of TILT’s balance sheet, TILT’s expectations on reductions in corporate overhead and headcount and re-alignment of its business, TILT’s business strategy and growth opportunities, prospects, opportunities, priorities, targets, goals, ongoing objectives, milestones, strategies, and outlook of TILT, and includes statements about, among other things, future developments, the future operations, strengths and strategy of TILT. Generally, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. These statements should not be read as guarantees of future performance or results. These statements are based upon certain material factors, assumptions and analyses that were applied in drawing a conclusion or making a forecast or projection, including TILT’s experience and perceptions of historical trends, the ability of TILT to maximize shareholder value, current conditions and expected future developments, as well as other factors that are believed to be reasonable in the circumstances.

Although such statements are based on management’s reasonable assumptions at the date such statements are made, there can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking information. Accordingly, readers should not place undue reliance on forward-looking information. TILT assumes no responsibility to update or revise forward-looking information to reflect new events or circumstances unless required by applicable law.

By its nature, forward-looking information is subject to risks and uncertainties, and there are a variety of risk factors, many of which are beyond the control of TILT, and that may cause actual outcomes to differ materially from those discussed in the forward-looking information. Such risk factors include, but are not limited to, TILT’s ability to find a permanent successor executive, the impact of the announcement of the leadership change on TILT’s stock, performance, operations, results of operations, employees, suppliers and customers, TILT’s ability to successfully work through the leadership transition, TILT’s ability to execute on its business optimization strategy, capital preservation and cash generation, and reductions in corporate overhead and headcount and re-alignment of its business and those risks described under the  heading “Item 1A Risk Factors” in the Annual  Report on Form 10-K for the fiscal year ended December 31, 2024, and other subsequent reports filed by TILT with the United States Securities and Exchange Commission  at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Company Contact:

Lynn Ricci, VP of Investor Relations & Corporate Communications

TILT Holdings Inc.

lricci@tiltholdings.com

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

TILT@elevate-ir.com

720.330.2829